                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          __________________________



Date of Report (Date of
earliest event reported): June 24, 1997
                          -------------


                        INTERMEDIA COMMUNICATIONS INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware                                   59-2913586
       --------------------------                    -------------------
       (State or other jurisdic-                     (I.R.S. Employer
        tion of incorporation or                     Identification No.)
        organization)



                                    0-20135
                           ------------------------
                           (Commission File Number)


       3625 Queen Palm Drive, Tampa, Florida                  33619-1309
       -----------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code (813) 829-0011
                                                          --------------
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Item 5.  Other Events
---------------------

     On June 24, 1997, Intermedia Communications Inc. (the "Company") announced the commencement of two concurrent private offerings (the "Offerings") of its securities, to be resold by the initial purchasers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company will offer $300 million gross proceeds of Senior Discount Notes and $100 million gross proceeds of Depositary Shares, each representing a one-hundredth interest in a share of the Company's Series D Junior Convertible Preferred Stock. The net proceeds from the Offerings will be used to retire or defease the Company's outstanding 13 1/2% Senior Notes due 2005, to fund the continued implementation of the Company's business plan and for general corporate purposes, including working capital. The Senior Discount Notes and the Depositary Shares to be sold in the Offerings will not and have not been registered under the Securities Act or any state securities or blue sky laws, and may not be offered or sold in the United States or in any state thereof absent registration or an applicable exemption from the registration requirements of such laws.

Item 7.  Financial Statements and Exhibits
------------------------------------------

     Exhibit 99   Press Release, dated June 24, 1997.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 27, 1997

                                        INTERMEDIA COMMUNICATIONS INC.
                                        ------------------------------
                                                  (Registrant)


                                        By: /s/ Patricia A. Kurlin
                                            ---------------------------------
                                            Name:  Patricia A. Kurlin
                                            Title: Vice President, Corporate
                                                     Counsel

                                       3
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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                   Page
  No.          Description                                 No.
-------        -----------                                -----

99             Press Release, dated June 27, 1997.

                                       4